Exhibit 99.1

THE SHERWIN-WILLIAMS COMPANY TO ACQUIRE VALSPAR FOR $113.00 PER SHARE IN CASH OR $11.3 BILLION

Creates a Premier Global Paints and Coatings Company

Significantly Expands Position in Asia-Pacific and EMEA; Extends Capability Set into Packaging and Coil with Leadership Positions

$280 Million of Annual Synergies

Transaction Expected to be Immediately Accretive to Earnings (Excluding One-Time Costs)

Pro Forma Sherwin-Williams to Have Enhanced Cash Flow Profile;

Committed to Rapid Deleveraging Using Significant Free Cash Flow

CLEVELAND, OH and MINNEAPOLIS, MN – March 20, 2016 – The Sherwin-Williams Company (NYSE: SHW) and The Valspar Corporation (NYSE: VAL) today announced that they have entered into a definitive agreement under which Sherwin-Williams will acquire Valspar for $113 per share in an all-cash transaction, or an enterprise value of approximately $11.3 billion. At $113 per share, the transaction, which has been unanimously approved by the Boards of Directors of both companies, represents a premium of approximately 41% to Valspar’s volume weighted average price for the 30 days up to and including March 18, 2016.

Sherwin-Williams and Valspar have highly complementary paints and coatings offerings and this combination enhances Sherwin-Williams position as a premier global paints and coatings provider. The transaction results in an exceptional, diversified array of strong brands and technologies, accelerates Sherwin-Williams growth strategy by expanding its global platform in Asia-Pacific and EMEA, and also adds new capabilities in the packaging and coil segments. The combined company would have pro forma 2015 Revenues and Adjusted EBITDA (including estimated annual synergies) of approximately $15.6 billion and $2.8 billion, respectively, with approximately 58,000 employees.

John G. Morikis, President and Chief Executive Officer of The Sherwin-Williams Company, said, “Valspar is an excellent strategic fit with Sherwin-Williams. The combination expands our brand portfolio and customer relationships in North America, significantly strengthens our Global Finishes business, and extends our capabilities into new geographies and applications, including a scale platform to grow in Asia-Pacific and EMEA. Customers of both companies will benefit from our increased product range, enhanced technology and innovation capabilities, and the transaction’s clearly defined cost synergies. We have tremendous respect for the expertise and dedication of the Valspar team and we are excited about the opportunities that this combination will provide to both companies’ employees. Sherwin-Williams will continue to be headquartered in Cleveland and we intend to maintain a significant presence in Minneapolis.”

Morikis added: “Sherwin-Williams has a long track record of successfully integrating acquisitions. We are highly confident in the industrial logic of the transaction and, once closed, our ability to achieve $280 million of estimated annual synergies in the areas of sourcing, SG&A and process and efficiency savings within two years and our long-term annual synergy target of $320 million. We expect this transaction to be immediately accretive excluding one-time costs and meaningfully enhance our cash flow generation profile.”

Gary E. Hendrickson, Chairman and Chief Executive Officer of Valspar, said, “We are pleased to announce this compelling transaction, which delivers immediate and certain cash value to our stockholders. We believe that Sherwin-Williams is the right partner to utilize our array of brands and create a premier global coatings company. The combination of Sherwin-Williams and Valspar will benefit our customers, employees and other stakeholders. We are confident this transaction will create opportunities to accelerate many of the operating initiatives already underway at Valspar. We look forward to positioning Valspar to enter its next phase of growth and success and to working closely with Sherwin-Williams to seamlessly close this transaction. Together we will continue to build on the solid momentum our team has worked so hard to create.”

Transaction Details

The transaction is expected to close by the end of Q1 calendar year 2017, and is subject to the approval of Valspar shareholders and customary closing conditions, including the expiration or termination of the applicable waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act and regulatory approvals in various other jurisdictions. Both companies believe that the combination will benefit customers and that it will receive all necessary regulatory clearances.

Given the complementary nature of the businesses and the benefits this transaction will provide to customers, Sherwin-Williams and Valspar believe that no or minimal divestitures should be required to complete the transaction. Under the terms of the merger agreement, in what both companies believe to be the unlikely event that divestitures are required of businesses totaling more than $650 million of Valspar’s 2015 revenues, the transaction price would be adjusted to $105 in cash per Valspar share. Sherwin-Williams would have the right to terminate the transaction in the event that required divestitures exceed $1.5 billion in 2015 revenues. These provisions provide Sherwin-Williams and Valspar with greater closing certainty.

Sherwin-Williams intends to finance the transaction through a combination of cash on hand, liquidity available under existing facilities and new debt. Sherwin-Williams has obtained committed bridge financing from Citigroup Global Markets Inc. in support of the transaction and is committed to maintaining its current dividend and rapid deleveraging using significant free cash flow.

Citi acted as the lead financial advisor to Sherwin-Williams and J.P. Morgan Securities LLC also acted as financial advisor. Jones Day and Weil, Gotshal & Manges LLP are acting as legal advisors to Sherwin-Williams. Goldman Sachs and BofA Merrill Lynch are acting as financial advisors to Valspar and Wachtell, Lipton, Rosen & Katz is acting as its legal advisor.

Conference Call and Webcast

Sherwin-Williams and Valspar will hold a conference call to discuss the transaction at 8:00 a.m. Eastern Time on Monday, March 21, 2016. The public may access the conference call through a live audio webcast available on Sherwin-Williams’ Investor Relations link at http://investors.Sherwin-Williams.com/index.jsp and on Valspar’s

Investor Relations link which can be accessed via http://valspar.com. The conference call also can be accessed by dialing (877) 407-9205 or (201) 689-8054 for international callers. The access code is 13633399. Participants should dial in approximately 10 minutes before the call. Individuals who dial in will be asked to identify themselves and their affiliations. A replay of the call also may be accessed through Sherwin-Williams’ and Valspar’s investor websites, or by dialing (877) 660-6853 or (201) 612-7415 for international callers. The access code is 13633399. Archived replays of the live webcast will be available on Sherwin-Williams’ and Valspar’s Investor Relations pages beginning approximately two hours after the call ends and will be available until Friday, April 8, 2016 at 11:59 p.m. Eastern Time.

About The Sherwin-Williams Company

Founded in 1866, The Sherwin-Williams Company is a global leader in the manufacture, development, distribution, and sale of coatings and related products to professional, industrial, commercial, and retail customers. The company manufactures products under well-known brands such as Sherwin-Williams®, HGTV HOME® by Sherwin-Williams, Dutch Boy®, Krylon®, Minwax®, Thompson’s® Water Seal®, and many more. With global headquarters in Cleveland, Ohio, Sherwin-Williams® branded products are sold exclusively through a chain of more than 4,100 company-operated stores and facilities, while the company’s other brands are sold through leading mass merchandisers, home centers, independent paint dealers, hardware stores, automotive retailers, and industrial distributors. The Sherwin-Williams Global Finishes Group distributes a wide range of products in more than 115 countries around the world. For more information, visit www.sherwin.com.

About Valspar

Valspar is a global leader in the coatings industry providing customers with innovative, high-quality products and value-added services. Our 11,000 employees worldwide deliver advanced coatings solutions with best-in-class appearance, performance, protection and sustainability to customers in more than 100 countries. Valspar offers a broad range of superior coatings products for the consumer market, and highly-engineered solutions for the construction, industrial, packaging and transportation markets. Founded in 1806, Valspar is headquartered in Minneapolis. Valspar’s reported net sales in fiscal 2015 were $4.4 billion and its shares are traded on the New York Stock Exchange (symbol: VAL). For more information, visit www.valspar.com and follow @valspar on Twitter.

Additional Information and Where to Find it

Valspar intends to file with the SEC a proxy statement in connection with the contemplated transactions. The definitive proxy statement will be sent or given to Valspar stockholders and will contain important information about the contemplated transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.

Certain Information Concerning Participants

Valspar and Sherwin-Williams and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Valspar investors and security holders in connection with the contemplated transactions. Information about Valspar’s directors and executive officers is set forth in its proxy statement for its 2016 Annual Meeting of Stockholders and its most recent annual report on Form 10-K.

Information about Sherwin-Williams’ directors and executive officers is set forth in its proxy statement for its 2016 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC’s website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions will be included in the proxy statement that Valspar intends to file with the SEC.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking information about Valspar, Sherwin-Williams and the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Valspar and its subsidiaries. Valspar and Sherwin-Williams caution readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the failure to obtain Valspar stockholder approval of the proposed transaction; the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the potential for regulatory authorities to require divestitures in connection with the proposed transaction and the possibility that Valspar stockholders consequently receive $105 per share instead of $113 per share; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of cost synergies and the timing thereof; risks related to the disruption of the transaction to Valspar and its management; the effect of announcement of the transaction on Valspar’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; fluctuations in the availability and prices of raw materials; difficult global economic and capital markets conditions; risks associated with revenues from foreign markets; interruption, failure or compromise of Valspar’s information systems; and changes in the legal and regulatory environment. These risks and others are described in greater detail in Valspar’s Annual Report on Form 10-K for the fiscal year ended October 30, 2015, as well as in Valspar’s Quarterly Reports on Form 10-Q and other documents filed by Valspar with the SEC after the date thereof. Valspar and Sherwin-Williams make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

CONTACTS

For The Sherwin-Williams Company

Investor Relations Contact:

Bob Wells

Senior Vice President, Corporate Communications and Public Affairs

Sherwin-Williams

(216) 566-2244

rjwells@sherwin.com

Media Contacts:

Mike Conway

Director, Corporate Communications

Sherwin-Williams

(216) 515-4393

mike.conway@sherwin.com

Or

Sard Verbinnen & Co

Jim Barron / Jared Levy / Patrick Scanlan

(212) 687-8080

For Valspar

Investor Contact:

Bill Seymour

Vice President, Finance and Investor Relations

(612) 656-1328

william.seymour@valspar.com

Media Contacts:

Kimberly A. Welch

Vice President, Communications

(612) 656-1347

kim.welch@valspar.com

Or

Joele Frank, Wilkinson Brimmer Katcher

Matthew Sherman / Tim Lynch / Joseph Sala

(212) 355-4449

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